Exhibit 4.5

AMENDED AND RESTATED PLEDGE AGREEMENT

Table of Contents

Page
1. SECURITY FOR OBLIGATIONS	2

2. DEFINITIONS	4

3. PLEDGE OF SECURITIES, ETC.	9

4. APPOINTMENT OF SUB-AGENTS AND TRUSTEES; ENDORSEMENTS, ETC	15

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT	16

6. DIVIDENDS AND OTHER DISTRIBUTIONS	16

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT	17

8. REMEDIES CUMULATIVE, ETC	18

9. APPLICATION OF PROCEEDS	19

10. PURCHASERS OF COLLATERAL	19

11. INDEMNITY	19

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER	20

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY	21

14. THE PLEDGEE AS COLLATERAL AGENT	21

15. TRANSFER BY THE PLEDGORS	22

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS	22

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC	24

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC	24

19. SALE OF COLLATERAL WITHOUT REGISTRATION	25

20. TERMINATION; RELEASE	26

21. NOTICES, ETC	27

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Table of Contents

(continued)

ANNEX A -	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, LOCATION, ORGANIZATIONAL IDENTIFICATION NUMBERS AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS

ANNEX B -	SCHEDULE OF SUBSIDIARIES

ANNEX C -	SCHEDULE OF STOCK

ANNEX D -	SCHEDULE OF NOTES

ANNEX E -	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

ANNEX F -	SCHEDULE OF PARTNERSHIP INTERESTS

ANNEX G -	SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX H -	FORM OF AGREEMENT REGARDING UNCERTIFICATED

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AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of February 28, 2007 and amended and restated as of June 29, 2009, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below), and acknowledged and agreed to by each Authorized Representative. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, PAETEC Holding Corp. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and CIT Lending Services Corporation, as Documentation Agent, have entered into a Credit Agreement, dated as of February 28, 2007 (as amended, modified, restated, supplemented and/or Refinanced from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrower, all as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and the Pledgee are herein called the “Lender Creditors”);

WHEREAS, the Borrower may have heretofore entered into, or at any time and from time to time on or after the date hereof may enter into, one or more Interest Rate Protection Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Credit Agreement Secured Creditors”; and with each such Interest Rate Protection Agreement entered into with an Other Creditor being herein called a “Secured Hedging Agreement”);

WHEREAS, the Borrower, the other Pledgors and The Bank of New York Mellon (the “Initial Additional First Lien Authorized Representative”), as trustee, have entered into an Indenture, dated as of June 29, 2009 (as amended, modified, restated, supplemented and/or Refinanced from time to time, the “Initial Additional First Lien Indenture”), pursuant to which the Borrower issued its 8 7/8% Senior Secured Notes due 2017 (the holders of such Indebtedness and the Initial Additional First Lien Authorized Representative are herein called the “Initial Additional First Lien Creditors”);

WHEREAS, the Borrower may at any time and from time to time after the date hereof incur additional Indebtedness pursuant to the respective Additional First Lien Documents as permitted under the Credit Agreement and the Additional First Lien Documents (the holders of such additional Indebtedness and each Authorized Representative for such additional Indebtedness the “Other Additional First Lien Creditors” and, together with the Initial Additional First Lien Creditors, the “Additional First Lien Creditors” and, together with the Credit Agreement Secured Creditors, the “Secured Creditors”);

WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Credit Agreement Secured Creditors the payment when due of all Guaranteed Obligations as described (and as defined) therein;

WHEREAS, each Subsidiary Guarantor may also guarantee to the Additional First Lien Creditors the payment when due of all Additional First Lien Obligations;

WHEREAS, the Pledgors and the Pledgee have heretofore entered into a Pledge Agreement, dated as of February 28, 2007 (as amended, restated, supplemented and/or modified to, but not including, the date hereof, the “Original Pledge Agreement”), in connection with the Credit Agreement;

WHEREAS, it is a condition precedent to the incurrence of any Indebtedness by the Borrower pursuant to any Additional First Lien Document that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor will obtain benefits from (i) the incurrence of Loans by the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement, (ii) the entering into by the Borrower of Secured Hedging Agreements and (iii) the incurrence of any Indebtedness by the Borrower pursuant to the Additional First Lien Documents and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower, the Other Creditors to enter into Secured Hedging Agreements with the Borrower and the Additional First Lien Creditors to enter into Additional First Lien Documents;

NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby (i) agrees that the Original Pledge Agreement is hereby amended and restated in its entirety in the form of this Agreement, (ii) makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and (iii) covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Pledgor owing to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which such Pledgor is a party (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the applicable terms, conditions and agreements contained in each such Credit Document (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to the Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Other Creditors, whether now existing or hereafter incurred under, arising out of or in connection with, each Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereinafter arising (including, in the case of a Pledgor that is a Subsidiary Guarantor, all obligations, liabilities and indebtedness of such Pledgor under the Subsidiaries Guaranty in respect of each Secured Hedging Agreements), and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in each Secured Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Other Obligations”);

(iii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) owing by such Pledgor to the Initial Additional First Lien Creditors, now existing or hereafter incurred under, arising out of or in connection with any Initial Additional First Lien Document, whether such Initial Additional First Lien Document is now in existence or hereafter arising (including, without limitation, in the case of a Pledgor that provides a guaranty in respect of the Initial Additional First Lien Obligations, all obligations, liabilities and indebtedness of such Pledgor under such guaranty in respect of the Initial Additional First Lien Obligations), and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Initial Additional First Lien Documents (all such obligations, liabilities and indebtedness under this clause (iii) being herein collectively called the “Initial Additional First Lien Obligations”);

(iv) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) owing by such Pledgor to the Other Additional First Lien Creditors, now existing or hereafter incurred under, arising out of or in connection with any Additional First Lien Document, whether such Additional First Lien Document is now in existence or hereinafter arising (including, without limitation, in the case of a Pledgor that provides a guaranty in respect of such Other Additional First Lien Obligations, all obligations, liabilities and indebtedness of such Pledgor under such guaranty in respect of such Other Additional First Lien Obligations), and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in each such Additional First Lien Document, in each case, solely to the extent that such obligations have been designated as Other Additional First Lien Obligations pursuant to and in accordance with the Security Agreement (all such obligations, liabilities and indebtedness under this clause (iv) being herein collectively called the “Other Additional First Lien Obligations”);

(v) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(vi) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i), (ii), (iii) and (iv) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(vii) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (vii) of this Section 1 being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“Additional First Lien Creditors” shall have the meaning provided in the recitals of this Agreement.

“Additional First Lien Documents” shall mean any notes, security documents and other operative agreements evidencing or governing any Additional First Lien Obligations, including the Initial Additional First Lien Documents and each other agreement entered into for the purpose of securing such Additional First Lien Obligations; provided that, in the case of Additional First Lien Documents in respect of Other Additional First Lien Obligations, the Indebtedness thereunder has been designated as Other Additional First Lien Obligations pursuant to and in accordance with the Security Agreement.

“Additional First Lien Obligations” shall mean, collectively, the Initial Additional First Lien Obligations and the Other Additional First Lien Obligations.

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Applicable Authorized Representative” shall have the meaning provided in the First Lien Intercreditor Agreement.

“Authorized Representative” shall mean (i) the Administrative Agent with respect to the Credit Agreement, (ii) the Initial Additional First Lien Authorized Representative with respect to the Initial Additional First Lien Documents and (iii) any duly authorized representative of any Other Additional First Lien Creditor under any Additional First Lien Documents designated as “Authorized Representative” for such Other Additional First Lien Creditor pursuant to and in accordance with the Security Agreement.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts (other than Excluded Accounts) established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Agreement Secured Creditors” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall have the meaning set forth in Section 1(i) hereof.

“Domestic Corporation” shall have the meaning set forth in the definition of “Stock.”

“Event of Default” shall mean any “Event of Default” (or similar defined term) under, and as defined in, the Credit Agreement or any Additional First Lien Document and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Excluded Accounts” shall have the meaning set forth in the Security Agreement.

“Exempted Foreign Entity” shall mean any Foreign Corporation and any limited liability company organized under the laws of a jurisdiction other than the United States or any State or Territory thereof that, in any such case, is treated as a corporation or an association taxable as a corporation for U.S. federal income tax purposes.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“First Lien Intercreditor Agreement” shall mean the First Lien Intercreditor Agreement, dated as of June 29, 2009 (as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof), among the Borrower, the Collateral Agent, the Administrative Agent, the Initial Additional First Lien Authorized Representative and each additional Authorized Representative from time to time party thereto.

“Foreign Corporation” shall have the meaning set forth in the definition of “Stock”.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Initial Additional First Lien Authorized Representative” shall have the meaning provided in the recitals of this Agreement.

“Initial Additional First Lien Creditors” shall have the meaning provided in the recitals of this Agreement.

“Initial Additional First Lien Documents” shall mean the Initial Additional First Lien Indenture, and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligations.

“Initial Additional First Lien Indenture” shall have the meaning provided in the recitals of this Agreement.

“Initial Additional First Lien Obligations” shall have the meaning set forth in Section 1(iii) hereof.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lender Creditors” shall have the meaning set forth in the recitals hereto.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets of a limited liability company, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Location” of any Pledgor has the meaning given such term in Section 9-307 of the UCC.

“Minor Accounts” shall have the meaning set forth in the Security Agreement.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Original Pledge Agreement” shall have the meaning provided in the recitals of this Agreement.

“Other Additional First Lien Creditors” shall have the meaning provided in the recitals of this Agreement.

“Other Additional First Lien Obligations” shall have the meaning set forth in Section 1(iv) hereof.

“Other Creditors” shall have the meaning set forth in the recitals hereto.

“Other Obligations” shall have the meaning set forth in Section 1(ii) hereof.

“Partnership Assets” shall mean all assets of a partnership, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Pledged Notes” shall mean (x) all Intercompany Notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Refinance” shall have the meaning provided in the First Lien Intercreditor Agreement.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Required Credit Agreement Secured Creditors” shall have the meaning provided in the Security Agreement.

“Rule 3-16” shall have the meaning proved in Section 3.1 hereof.

“Secured Creditors” shall have the meaning set forth in the recitals hereto.

“Secured Debt Agreements” shall mean and include this Agreement, the other Credit Documents, each Secured Hedging Agreement and each Additional First Lien Document.

“Secured Hedging Agreement” shall have the meaning set forth in the recitals hereto.

“Securities Account” shall have the meaning given such term in Section 8-501(a) of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Specified Default” shall have the meaning set forth in Section 5 hereof.

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of Capital Stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of Capital Stock of any Foreign Corporation at any time owned by any Pledgor.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors (and does hereby confirm its prior grant, pledge and assignment to the Pledgee, for the benefit of the Secured Creditors (other than the Additional First Lien Creditors), pursuant to the Original Pledge Agreement, of), and does hereby create (and does hereby confirm its prior creation of) a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a) each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b) all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(c) all Pledged Notes owned or held by such Pledgor from time to time in which such Pledgor is listed as the lender or payee;

(d) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e) all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(f) all Financial Assets and Investment Property owned by such Pledgor from time to time;

(g) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(h) all Proceeds of any and all of the foregoing;

provided that (x) except in the circumstances and to the extent provided by Section 9.16 of the Credit Agreement, no Pledgor shall be required at any time to pledge hereunder (and the term “Collateral” shall not include) the Voting Equity Interests of any Exempted Foreign Entity constituting more than 65% of the total combined voting power of all Voting Equity Interests of such Exempted Foreign Entity, (y) no Pledgor shall be required at any time to pledge hereunder (and the term “Collateral” shall not include) any Equity Interest of US LEC PAC and (z) no Pledgor shall be required at any time to pledge hereunder (and the term “Collateral” shall not include) any Excluded Account (so long as same remains an “Excluded Account” in accordance with the definition thereof). For the avoidance of doubt, notwithstanding the preceding sentence, each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor.

Notwithstanding anything to the contrary contained in this Section 3.1, the term “Collateral”, as it only refers to the Collateral securing the Additional First Lien Obligations, shall not include any Equity Interests and other securities of a Subsidiary of the Borrower to the extent that the pledge of such Equity Interests and other securities would result in the Borrower or such subsidiary being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien Obligations affected thereby; provided that neither the Borrower nor any of its Subsidiaries shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Equity Interest or other securities pursuant to this paragraph. In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced by another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that such Subsidiary’s Equity Interests or other securities secure the Additional First Lien Obligations affected thereby, then the Equity Interests or other securities of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Creditor, to the extent necessary to release the security interests in favor of the Collateral Agent on the Equity Interests or other securities that are so deemed to no longer constitute part of the Collateral for the relevant Additional First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Equity Interests or other securities to secure the Additional First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Equity Interests or other securities of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the Credit Document Obligations and the Other Obligations at all times or from securing any Additional First Lien Obligations that are not in respect of securities subject to regulation by the SEC. For purposes of this clause (c), “securities” has the meaning ascribed to such term for purposes of Rule 3-16.

3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to

Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral except as otherwise provided below) for the benefit of the Pledgee and the other Secured Creditors:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

(ii) with respect to an Uncertificated Security (other than (A) an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary or (B) an Uncertificated Security representing the Existing US LEC Minority Interest), such Pledgor shall execute and cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, to the extent not previously delivered to the Pledgee with respect to such Uncertificated Security, within 60 days after the date of this Agreement (as such date may be extended by the Pledgee in its sole discretion) or, if later, within 60 days of acquiring such Uncertificated Security, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing;

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, such Pledgor shall follow the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, such Pledgor shall follow the procedure set forth in Section 3.2(a)(ii) hereof;

(v) with respect to any Note, such Pledgor shall provide physical delivery of such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and

(vi) except as otherwise expressly permitted to be retained by such Pledgor pursuant to the terms of the Credit Agreement and not prohibited from being retained by the terms of any other Secured Debt Agreement, with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof, such Pledgor shall (i) permit the establishment by the Pledgee of a deposit account in the name of such Pledgor over which the Pledgee shall have “control” within the meaning of Section 9-104 of the UCC and at any time any Default or Event of Default is in existence no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee and (ii) provide for the deposit of such cash in such deposit account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral (other than Minor Accounts) of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee, provided that, with regard to control of Security Entitlements, a Pledgor shall have 60 days after the date of this Agreement or, if later, 60 days after the establishment of the Securities Account into which the Security Entitlement is credited, to establish such “control” by the Pledgee; and

(ii) each Pledgor shall from time to time deliver to the Collateral Agent financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) may be so perfected.

3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 days (or 60 days as provided in Section 3.2(a)(ii) and Section 3.2(b)(i)) after it obtains such Collateral) required with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through G hereto as are necessary to cause such Annexes to be complete and accurate at such time. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder the Equity Interests of any Exempted Foreign Entity at any time and from time to time after the date hereof acquired by such Pledgor, provided that, except in the circumstances and to the extent provided by Section 9.16 of the Credit Agreement and the equivalent provision (if any) of any other applicable Secured Debt Agreement, no Pledgor shall be required at any time to pledge hereunder the Voting Equity Interests of any Exempted Foreign Entity constituting more than 65% of the total combined voting power of all Voting Equity Interests of such Exempted Foreign Entity. For the avoidance of doubt, notwithstanding the preceding sentence, each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Stock (and any warrants or options to purchase Stock) held directly by such Pledgor consists of the number and type of shares of the Stock (or warrants or options to purchase any Stock) of the corporations as described in Annex C hereto; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding Capital Stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Pledged Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held directly by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vi) each such Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (vii) the Partnership Interests held directly by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (viii) each such Partnership Interest referenced in clause (vii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (ix) the exact address of each chief executive office of such Pledgor is listed on Annex G hereto; (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto; and (xi) on the date hereof, such Pledgor does not directly hold any other Securities, Stock, Pledged Notes, Limited Liability Company Interests or Partnership Interests.

4. APPOINTMENT OF SUB-AGENTS AND TRUSTEES; ENDORSEMENTS, ETC. (a) The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

(b) Without limiting the generality of Section 4(a) hereof, in connection with the exercise of its remedies under this Agreement, the Pledgee may obtain the appointment of a receiver or trustee to assume, upon receipt of all necessary judicial, FCC, any PUC or other Governmental Authority consents or approvals, control of or ownership of any of the Governmental Approvals or the Equity Interests of the Person which holds the same. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to the Pledgee under this Agreement or any other Secured Debt Agreement. Upon the appointment of such trustee or receiver, each Pledgor agrees to cooperate, to the extent necessary or reasonably desired by the Pledgee, in the expeditious preparation, execution and filing of an application to the FCC, any PUC or any other Governmental Authority for consent to the transfer of control or assignment of any Pledgor’s Equity Interests to such receiver or trustee.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default or a Default under Section 11.01 or 11.05 of the Credit Agreement or any equivalent provision of any Additional First Lien Document (each such Default, a “Specified Default”), each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of, any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default or a Specified Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this

Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT. (a) If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv) to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(vi) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

(b) If there shall have occurred and be continuing a Specified Default, then and in every such case, the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).

(c) In connection with the enforcement by the Pledgee of any remedies available to it as a result of any Event of Default, each Pledgor agrees that it shall join and cooperate fully with, at the request of the Pledgee, any receiver referred to below and/or the successful bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application or which the Pledgee may believe relevant to such application) with the FCC, any PUC and all other applicable Governmental Authorities, requesting their prior approval of (i) the operation or abandonment of all or the portion of any System and/or (ii) the transfer of control of such Pledgor or assignment of all licenses, certificates, Governmental Approvals, approvals and permits, issued to such Pledgor by the FCC, any PUC or any such Governmental Authorities with respect to any System and the operation thereof, to the Pledgee, the receiver or to the successful bidder or bidders. In connection with the foregoing, each Pledgor shall take such further actions, and execute all such instruments, as the Pledgee reasonably deems necessary or desirable. Each Pledgor agrees that the Pledgee may enforce any obligation of such Pledgor as set forth in this Section by an action for specific performance. The exercise of any rights or remedies hereunder or under any other Credit Document or any Additional First Lien Document by the Pledgee or any other Secured Creditor that may require FCC, any PUC or any other Governmental Authority approval shall be subject to obtaining such approval. Pending the receipt of any FCC, any PUC or any other Governmental Authority approval, each Pledgor shall fully cooperate with, and not do anything to delay, hinder, interfere or obstruct, such Secured Creditor’s exercise of its rights in obtaining such approvals.

8. REMEDIES CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of (i) at any time that the First Lien Intercreditor Agreement is not in effect, the Required Credit Agreement Secured Creditors or (ii) at any time that the First Lien Intercreditor Agreement is in effect, the Applicable Authorized Representative as provided in the First Lien Intercreditor Agreement (provided that if the Applicable Authorized Representative is the Administrative Agent, the Administrative Agent shall act upon the instructions of the Required Credit Agreement Secured Creditors), and that no other Secured Creditor otherwise shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement, the Security Agreement and the First Lien Intercreditor Agreement.

9. APPLICATION OF PROCEEDS. (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in the Security Agreement.

(b) It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and each other Secured Creditor (in the case of any Additional First Lien Creditor, only to the extent expressly provided in the applicable Additional First Lien Document with respect to such Additional First Lien Creditor, including, without limitation, (i) in the case of the Initial Additional First Lien Authorized Representative, to the extent provided in Section 7.07 of the Initial Additional First Lien Indenture and (ii) in the case of any other Authorized Representative in respect of any Other Additional First Lien Obligations, to the extent provided in the equivalent provision of any other Additional First Lien Documents) and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee (in the case of any Additional First Lien Creditor, only to the extent expressly provided in the applicable Additional First Lien Document with respect to such Additional First Lien Creditor) for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Secured Hedging Agreements and Letters of Credit, (to the extent applicable) the full payment of all Additional First Lien Obligations and the payment of all other Obligations and notwithstanding the discharge thereof.

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the

Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, deliver to the Pledgee such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, as the Pledgee (acting on its own or on the instructions of (i) at any time that the First Lien Intercreditor Agreement is not in effect, the Required Credit Agreement Secured Creditors or (ii) at any time that the First Lien Intercreditor Agreement is in effect, the Applicable Authorized Representative as provided in the First Lien Intercreditor Agreement (provided that if the Applicable Authorized Representative is the Administrative Agent, the Administrative Agent shall act upon the instructions of the Required Credit Agreement Secured Creditors)) may reasonably deem necessary or appropriate in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, (x) financing statements which list the Collateral specifically and/or “all assets” as collateral and (y) “in lieu of” financing statements) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, in the First Lien Intercreditor Agreement, in Section 12 of the Credit Agreement and in the equivalent provisions of the Additional First Lien Documents. The Pledgee shall act hereunder on the terms and conditions set forth herein, in the First Lien Intercreditor Agreement, in Section 12 of the Credit Agreement and in the equivalent provisions of the Additional First Lien Documents.

15. TRANSFER BY THE PLEDGORS. Except as permitted pursuant to the applicable Secured Debt Agreements, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Pledged Notes, Partnership Interests and Limited Liability Company Interests and it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted in respect of the Collateral under the Secured Debt Agreements);

(ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except as (and to the extent) addressed in Section 13.18 of the Credit Agreement or to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no order, consent, license, approval or authorization or validation of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v) neither the execution, delivery or performance by such Pledgor of this Agreement or any other Secured Debt Agreement to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any material provision of any applicable material law, statute, rule or regulation, or any applicable material order, writ, injunction or decree of any court or governmental instrumentality; (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than pursuant to the Security Documents) upon any material portion of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

(vi) all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii) each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(viii) the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Certificated Securities or the Pledged Notes (other than the liens and security interests permitted under the Secured Debt Agreements then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(ix) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities or Security Entitlements with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement.

(b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

(c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of each Pledgor, the Federal Employer Identification Number (if any) and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, its organizational identification number (if any), or its Federal Employer Identification Number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Pledgee not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with such change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Pledgee of such organizational identification number and shall take all actions reasonably requested by the Pledgee to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 hereof), including, without limitation:

(i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19. SALE OF COLLATERAL WITHOUT REGISTRATION. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance that is required under any federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as reasonably practicable and at its expense will use its reasonable best efforts to cause such registration to be so effected (and be kept effective) as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be reasonably required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Creditors participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

20. TERMINATION; RELEASE. (a) On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC-3 termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated and all Secured Hedging Agreements entitled to the benefits of this Agreement have been terminated, no Note (as defined in the Credit Agreement) is outstanding (and all Loans have been repaid in full), all Letters of Credit issued under the Credit Agreement have been terminated, all Additional First Lien Obligations have been repaid in full, and all other Obligations (other than indemnities described in Section 11 hereof and described in Section 13.01 of the Credit Agreement, and any other indemnities set forth in any other Security Documents and in any Additional First Lien Document, in each case which are not then due and payable) then due and payable have been paid in full.

(b) In the event that any part of the Collateral is sold or to be sold or otherwise disposed of (to a Person other than a Credit Party) in connection with a sale or disposition permitted by the applicable Secured Debt Agreements or is otherwise released in accordance with the applicable Secured Debt Agreements and the proceeds of such sale or disposition (or from such release) are or will be applied in accordance with the terms of the Credit Agreement and each such other Secured Debt Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereto, such sub-agent) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty and from any guaranty of the Additional First Lien Obligations in accordance with the provisions of the applicable Secured Debt Agreements, such Pledgor (and the Collateral at such time assigned by the respective Pledgor pursuant hereto) shall be released from this Agreement.

(c) Solely with respect to the Additional First Lien Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released, in each case (i) solely with respect to the Initial Additional First Lien Obligations, upon the occurrence of any of the circumstances set forth in Section 12.04 of the Initial Additional First Lien Indenture or (ii) with respect to any Additional First Lien Obligations, other than the Initial Additional First Lien Obligations, upon the occurrence of any of the circumstances set forth in any equivalent provision of any applicable Additional First Lien Document governing such Additional First Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.

(d) If any Collateral shall become subject to the release provisions set forth in Section 2.04 of the First Lien Intercreditor Agreement, the lien created hereunder on such Collateral shall be automatically released to the extent (and only to the extent) provided therein.

(e) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), it shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof.

(f) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Pledgee in good faith believes to be in accordance with) this Section 20.

21. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telecopy or courier service and all such notices and communications shall, when mailed, telecopied, or sent by courier, be effective when received by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Pledgor, at its address set forth opposite its signature below;

(b) if to the Pledgee, at:

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Attention: Anca Trifan

Telephone No.: 212-250-6159

Telecopier No.: 212-797-5690

(c) if to any Lender Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Borrower and the Pledgee;

(e) if to any Initial Additional First Lien Creditor, to the Initial Additional First Lien Authorized Representative at such address as the Initial Additional First Lien Authorized Representative shall have specified in writing to the Borrower and the Pledgee;

(f) if to any Other Additional First Lien Creditor, to the Authorized Representative for such Other Additional First Lien Creditor at such address as such Authorized Representative shall have specified in writing to the Borrower and the Pledgee;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. Except as provided in Sections 20, 30 and 32 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in the Security Agreement.

23. SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20 hereof, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of (x) at any time that the First Lien Intercreditor Agreement is not in effect, the Required Credit Agreement Secured Creditors or (y) at any time that the First Lien Intercreditor Agreement is in effect, the Applicable Authorized Representative as provided in the First Lien Intercreditor Agreement (provided that if the Applicable Authorized Representative is the Administrative Agent, the Administrative Agent shall act upon the instructions of the Required Credit Agreement Secured Creditors)), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Secured Debt Agreement shall become a Pledgor hereunder by (x) executing a counterpart hereof (or an assumption agreement in form and substance satisfactory to the Pledgee) and delivering same to the Pledgee, (y) delivering supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

31. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Subsidiary Guarantor have been limited as provided in the Subsidiaries Guaranty.

32. RELEASE OF PLEDGORS. If at any time all of the Equity Interests of any Pledgor owned by the Borrower or any other Pledgor are sold (to a Person other than a Credit Party) in a transaction permitted pursuant to the Credit Agreement and each other Secured Debt Agreement, then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as provided by Section 20(a) of this Agreement. At any time that the Borrower desires that a Pledgor be released from this Agreement as provided in this Section 32, the Borrower shall deliver to the Pledgee a certificate signed by a principal executive officer of the Borrower stating that the release of such Pledgor is permitted pursuant to this Section 32. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes in good faith to be in accordance with, this Section 32.

33. FIRST LIEN INTERCREDITOR AGREEMENT CONTROLS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE PLEDGEE PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE PLEDGEE HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE FIRST LIEN INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE FIRST LIEN INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE FIRST LIEN INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

34. AMENDMENT AND RESTATEMENT. This Agreement amends and restates the Original Pledge Agreement. The Obligations of the Pledgors under the Original Pledge Agreement and the grant of security interest in the Collateral by the Pledgors under the Original Pledge Agreement shall continue (uninterrupted) under this Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement. All references to the Original Pledge Agreement in any Credit Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof. It is understood and agreed that the Original Pledge Agreement is being amended and restated by entry into this Agreement on the date hereof.

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address for each Pledgor:

One PAETEC Plaza	PAETEC HOLDING CORP., as a Pledgor
600 WillowBrook Office Park Fairport, New York 14450 Fax: (585) 340-2563	By:	/s/ Keith M. Wilson
Attn: Keith Wilson (Tel: (585) 340-2970)	Name:	Keith M. Wilson
	Title:	Executive Vice President and Chief Financial Officer

PLEDGORS:

US LEC CORP.

	By:	/s/ Keith M. Wilson
	Name:	Keith M. Wilson
	Title:	Executive Vice President and Chief Financial Officer

PAETEC CORP.

	By:	/s/ Keith M. Wilson
	Name:	Keith M. Wilson
	Title:	Executive Vice President and Chief Financial Officer

US LEC COMMUNICATIONS INC.

	By:	/s/ Keith M. Wilson
	Name:	Keith M. Wilson
	Title:	Executive Vice President and Chief Financial Officer

US LEC OF NORTH CAROLINA INC.

	By:	/s/ Keith M. Wilson
	Name:	Keith M. Wilson
	Title:	Executive Vice President and Chief Financial Officer

US LEC OF ALABAMA LLC

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF FLORIDA LLC

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF GEORGIA LLC

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF TENNESSEE INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF SOUTH CAROLINA LLC

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF NEW YORK INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

PAETEC ITEL, L.L.C.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

PAETEC INTEGRATED SOLUTIONS GROUP, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

PAETEC SOFTWARE CORP.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

PAETEC COMMUNICATIONS, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

PAETEC COMMUNICATIONS OF VIRGINIA, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF MARYLAND LLC

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF VIRGINIA L.L.C.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

US LEC OF PENNSYLVANIA LLC

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

ALLWORX CORP.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

MPX, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

TECHNOLOGY RESOURCE SOLUTIONS, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

MCLEODUSA INCORPORATED

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

MCLEODUSA HOLDINGS, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

MCLEODUSA INFORMATION SERVICES, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

MCLEODUSA TELECOMMUNICATIONS SERVICES, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

MCLEODUSA NETWORK SERVICES, INC.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

MCLEODUSA PURCHASING, L.L.C.

By:	/s/ Keith M. Wilson
Name:	Keith M. Wilson
Title:	Executive Vice President and Chief Financial Officer

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Pledgee

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Director

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Director

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Vice President

THE BANK OF NEW YORK MELLON,

not in its individual capacity, but solely

as Initial Additional First Lien Authorized Representative

By:	/s/ Cheryl L. Clarke
Name:	Cheryl L. Clarke
Title:	Vice President